Sonic Foundry Appoints New Board Member

Appointment fills vacancy, allows company to regain compliance with NASDAQ listing rules

MADISON, Wis., April 20, 2011 /PRNewswire/ -- Sonic Foundry, Inc. (NASDAQ: SOFO), the recognized market leader for rich media webcasting, lecture capture and knowledge management, today announced the appointment of Michael Janowiak to its Board of Directors.

Janowiak's election fills a vacancy that was created by the appointment of former independent Board Member Gary Weis as Chief Executive Officer. With Janowiak serving as an additional independent director, the company can regain compliance with the majority independent board requirements set forth in NASDAQ Listing Rule 5605(b)(1).

Michael Janowiak is a Principal at Pinnacle Investments, a boutique private equity and financial consulting group. He holds 26 years of experience in the information industry, with focus on education, training, research publications and trade conferences for professionals in the communications and semiconductor sectors. Janowiak was President of the International Engineering Consortium (IEC)'s online learning and publishing group, where in concert with academia and companies such as Microsoft he led product development at the cutting edge of online training and education. He was a co-founder and Principal of Professional Education International (PEI), a group that led conference planning and market research for IEC all over the world, including USA, Canada, England, France, Brazil, Germany, Korea, Japan, and China. Janowiak founded the publishing, research report and online learning divisions of IEC, which grew from inception to major standalone revenue-generating entities within the larger business. He served on the Board of Directors of Mercury Air Group from September 2002 until September 2005, the Advisory Board of the Midtown Foundation since January 2001, as Industry Advisor to the Illinois Institute of Technology since January 1999, as the Subsidiary Director of CIB Marine Bancshares since November 2001, as member of Liquio Corporation since August 2002, and as member of the Advisory Board of Idynta Systems since December 2001. Janowiak is also co-founder and president of HRDRive, Inc., which is the North American subsidiary of SMR technologies, a publicly-traded, human resources software company based in Kuala Lampur, Malaysia and Chennai, India.

Janowiak will serve as a director for a term expiring in the year 2012.

About Sonic Foundry®, Inc.

Sonic Foundry (NASDAQ: SOFO, www.sonicfoundry.com) is the global leader for rich media webcasting and knowledge management, providing enterprise communication solutions for education, business and government. Powered by Mediasite, the patented webcasting platform which automates the capture, management, delivery and search of lectures, online training and briefings, Sonic Foundry empowers people to transform the way they communicate. Through the Mediasite platform and its Event Services group, the company helps customers connect a dynamic, evolving world of shared knowledge and envisions a future where learners and workers around the globe use webcasting to bridge time and distance, accelerate research and improve performance. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

CONTACT: Tammy Kramer of Sonic Foundry, Inc., +1-608-237-8592, tammyk@sonicfoundry.com